                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             CoreComm Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             Jeffrey G. Wyman, Esq.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                       [LOGO OF CORECOMM INCORPORATED]
                             110 EAST 59TH STREET
                           NEW YORK, NEW YORK 10022

                       --------------------------------

                             PROXY STATEMENT AND
                NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 3, 1997

                     -----------------------------------

     The Annual Meeting of Stockholders of CoreComm Incorporated (the "Company") will be held at 10:45 a.m., local time, on Tuesday, June 3, 1997, at The Helmsley Park Lane Hotel, The Ballroom Suite, located at 36 Central Park South, New York, New York 10019, for the following purposes:

        1.  To elect two directors to the Board of Directors.

        2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 1997.

        3. To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 14, 1997 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the meeting. A list of the stockholders entitled to vote at the meeting will be located at the Company's principal executive offices, 110 East 59th Street, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

     A copy of the Annual Report for 1996 is being mailed together with this proxy material.

     It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please execute the enclosed proxy and return it promptly in the accompanying postage-paid envelope. Submitting this executed proxy will not preclude your right to revoke it and to vote in person at the meeting.

                                           By order of the Board of Directors,

                                                    RICHARD J. LUBASCH
                                                        Secretary
New York, New York
April 28, 1997

                             CORECOMM INCORPORATED
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1997

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the Annual Meeting of Stockholders of CoreComm Incorporated (the "Company") to be held at 10:45 a.m., local time, on Tuesday, June 3, 1997, at The Helmsley Park Lane Hotel, The Ballroom Suite, located at 36 Central Park South, New York, New York 10019, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company is soliciting the accompanying form of proxy and urges you to sign the proxy, fill in the date, and return it immediately to the Secretary of the Company. The prompt cooperation of stockholders is necessary in order to ensure a quorum and to avoid expenses and delay.

     Holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on April 14, 1997, will be entitled to vote at the Annual Meeting. At the close of business on April 14, 1997, 13,451,856 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

     The accompanying proxy is revocable on written instructions, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of the Company at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the Annual Meeting you may, if you wish, revoke your proxy by voting in person. This Proxy Statement and the accompanying proxy materials are first being mailed to stockholders on or about April 28, 1997.

     All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by mail, telephone or facsimile, by current and former directors, officers and other employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay D.F. King & Co., Inc. a fee of $5,000, plus reasonable expenses, for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

                               THE RESTRUCTURING

     Prior to January 31, 1997, the Company was known as Cellular Communications of Puerto Rico, Inc. ("CCPR"). On January 31, 1997, CCPR effected a corporate restructuring whereby stockholders of CCPR became stockholders of the Company on a one-for-one basis upon the completion of a merger of CCPR with and into a subsidiary of the Company. As a result of this restructuring the Company replaced CCPR as the publicly traded entity and CCPR became a wholly-owned subsidiary of the Company.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of April 10, 1997, by (i) each executive officer and director of the Company, (ii) all directors and executive officers as a group and (iii) stockholders holding 5% or more of the Company's Common Stock.

                                                                BENEFICIAL OWNERSHIP
                                                   -----------------------------------------------
                                                               PRESENTLY
                                                               EXERCISABLE
       EXECUTIVE OFFICERS, DIRECTORS AND            COMMON     OPTIONS
             PRINCIPAL STOCKHOLDERS                 STOCK        (1)        TOTAL      PERCENT (2)
------------------------------------------------   --------    --------    --------    -----------
George S. Blumenthal (3)........................     24,173     450,089     474,262        3.41%
J. Barclay Knapp................................      9,298     426,478     435,776        3.14
Richard J. Lubasch (4)..........................      3,282     119,185     122,467       *
Stephen Shapiro (5).............................      3,150      92,752      95,902       *
Jose J. Davila..................................         30      35,000      35,030       *
Leigh Costikyan Wood............................      2,039      55,642      57,681       *
Gregg Gorelick..................................     18,837      39,904      58,741       *
Ted H. McCourtney (6)...........................     10,355      26,623      36,978       *
Del Mintz (7)...................................    212,286      26,623     238,909        1.77
Sidney R. Knafel (8)............................    199,249      26,623     225,872        1.68
Alan J. Patricof (9)............................     14,616      26,623      41,239       *
Warren Potash...................................        542      24,019      24,561       *
All directors and officers as a group (12 in
  number).......................................    497,857   1,349,561   1,847,418       12.48
Baron Capital, Inc.
  Ronald Baron (10).............................  1,198,500          --          --        8.91
  767 Fifth Avenue, 24th Floor
  New York, NY 10153
The Equitable Companies Incorporated (11).......    760,333          --          --        5.65
  787 Seventh Avenue
  New York, NY 10019
Lazard Freres & Co., LLC (12)...................    681,883          --          --        5.07
  30 Rockefeller Plaza
  New York, NY 10020

---------------
 * Represents less than one percent.

(1) Includes shares of Common Stock purchasable upon the exercise of options which are presently exercisable or become exercisable in the next 60 days ("Presently Exercisable Options").

(2) Includes Common Stock and Presently Exercisable Options.

(3) Includes 1,980 shares of Common Stock held by trusts for the benefit of Mr. Blumenthal's children.

(4) Includes 104 shares of Common Stock owned by Mr. Lubasch as custodian for his child, as to which shares Mr. Lubasch disclaims beneficial ownership.

(5) Includes 2,000 shares of Common Stock owned by Mr. Shapiro's children, as to which shares Mr. Shapiro disclaims beneficial ownership.

(6) Includes 520 shares of Common Stock held by trusts for the benefit of Mr. McCourtney's children, as to which shares Mr. McCourtney disclaims beneficial ownership.

(7) Includes 20,732 shares of Common Stock owned by Mr. Mintz's children or by Mr. Mintz's children as trustees for their children and 25 shares owned by Mr. Mintz's wife, as to which shares Mr. Mintz disclaims beneficial ownership.

(8) Includes 100,449 shares of Common Stock owned by trust accounts for the benefit of, Mr. Knafel's children, as to which shares Mr. Knafel disclaims beneficial ownership. An additional 44,617 shares are owned by an adult child of Mr. Knafel, as to which shares Mr. Knafel disclaims beneficial ownership.

 (9) Includes 65 shares of Common Stock owned by Mr. Patricof's wife and 1,557 shares owned by, or in trust account for the benefit of, Mr. Patricof's children as to which shares Mr. Patricof disclaims beneficial ownership.

(10) Based solely upon a Schedule 13-D (Amendment No. 2), dated December 3, 1996, filed by Baron Capital, Inc. with the Securities and Exchange Commission (the "SEC").

(11) Based solely upon a Schedule 13-G (Amendment No. 4), dated February 12, 1997, filed by The Equitable Companies Incorporated with the SEC.

(12) Based solely upon a Schedule 13-G (Amendment No. 1), dated April 7, 1997, filed by Lazard Freres & Co., LLC with the SEC.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities file with the SEC, and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1996, its officers and directors have complied with all Section 16(a) filing requirements applicable to them, except that in the case of Mr. Potash, a filing reporting a transaction made in 1996 was inadvertently not made when required in 1996, but instead was made in April of 1997. The Company is not aware of any ten percent or greater beneficial owners.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Certificate of Incorporation, which provides for a classified Board of Directors, the Board of Directors consists of three classes of directors with overlapping three year terms. One class of directors is to be elected each year with terms expiring on the third succeeding annual meeting after such election. The terms of two directors expire this year. Accordingly, at the Annual Meeting, two directors will be elected to serve for a three year term and until their successors shall have been elected and qualified. Unless otherwise indicated on any proxy, the proxy holders intend to vote the shares it represents for each of the nominees whose biographical sketches appear in the section immediately following. Both of the nominees are now serving as directors of the Company and were previously elected by the Company's stockholders. Mr. Ted H. McCourtney, who has been a member of the Board of Directors from the Distribution (as defined below), has informed the Board that he intends to resign from the Board on June 3, 1997, so as to make his portfolio of directorships more manageable. As a result of Mr. McCourtney's resignation, there will be a vacancy on the Board. The proxies cannot be voted for a greater number of persons than the number of nominees named.

     The election to the Board of Directors of both of the nominees identified in this Proxy Statement will require the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In tabulating the vote, abstentions from voting and broker non-votes will be disregarded and have no effect on the outcome of the vote.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
            VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF BOTH
                   OF THE NOMINEES IDENTIFIED FOR REELECTION

     The votes applicable to the shares represented by proxies in the accompanying form will be cast in favor of the two nominees below. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person.

     The continuing directors of the Company were elected by the Company's stockholders in 1994, 1995 and 1996, as applicable. The current directors will serve for the terms indicated and until their successors are duly elected and qualified.

               PRESENT DIRECTORS WHO ARE NOMINEES FOR REELECTION

                                                                     POSITION
                        NAME                     AGE        (PROPOSED TERM AS DIRECTOR)
        -------------------------------------    ---     ---------------------------------
        George S. Blumenthal.................    53      Director, Chairman of the Board,
                                                         Chief Executive Officer and
                                                         Treasurer (2000)

        J. Barclay Knapp.....................    40      Director, President, Chief
                                                         Operating Officer and Chief
                                                         Financial Officer (2000)

               CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                               POSITION
                         NAME                     AGE     (TERM AS DIRECTOR)
        --------------------------------------    ---     -------------------
        Alan J. Patricof......................    62      Director (1998)
        Warren Potash.........................    65      Director (1998)
        Sidney R. Knafel......................    66      Director (1999)
        Del Mintz.............................    69      Director (1999)

     Additional information as of April 14, 1997 regarding the two nominees for election as directors and the continuing directors and information regarding executive officers of the Company is as follows:

NOMINEES

     George S. Blumenthal has been Chairman, Treasurer and a director of the Company from and prior to the February 1992 distribution by Cellular Communications, Inc. ("CCI") to its stockholders of the Common Stock of the Company's predecessor, CCPR, (the "Distribution") and was appointed Chief Executive Officer in March 1994. In addition, Mr. Blumenthal is Chairman, Treasurer and a director of NTL Incorporated ("NTL"), which was formerly known as International CableTel Incorporated. Mr. Blumenthal is also a director of Andover Togs, Inc. Mr. Blumenthal was Chairman, Treasurer and a director of Cellular Communications International, Inc. ("CCII") from its organization until April 1994. Mr. Blumenthal was also Chairman, Treasurer and a director of CCI, which positions he held from CCI's founding in 1981 until its merger in 1996 into a subsidiary of AirTouch Communications, Inc. (the "CCI Merger").

     J. Barclay Knapp was appointed President of the Company in March 1994 and has been Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of the Company from and prior to the Distribution. He is Executive Vice President, Chief Operating Officer and a director of CCII and he is President, Chief Executive Officer, Chief Financial Officer and a director of NTL. Mr. Knapp was also Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of CCI until the CCI Merger.

CONTINUING DIRECTORS

     Alan J. Patricof, a director from the date of the Distribution, is Chairman of Patricof & Co. Ventures, Inc., a venture capital firm he founded in 1969. Mr. Patricof also serves as a director of CCII, NTL and other privately owned companies.

     Warren Potash has been a director from the date of the Distribution. Mr. Potash retired in 1991 as President and Chief Executive Officer of the Radio Advertising Bureau, a trade association, a position he held since 1989. Prior to that time and beginning in 1986, he was President of New Age Communications, Inc., a communications consultancy firm. Until his retirement in 1986, Mr. Potash was a Vice President of Capital Cities/ABC Broadcasting, Inc., a position he held since 1970. Mr. Potash is also a director of CCII and NTL.

     Sidney R. Knafel, a director of the Company from the date of the Distribution, has been Managing Partner of SRK Management Company, a private investment company, since 1981. In addition, Mr. Knafel is Chairman of Insight Communications, Inc. and BioReliance Corporation. Mr. Knafel is also a director of General American Investors Company, Inc., IGENE Biotechnology, Inc., CCII, NTL and some privately owned companies.

     Del Mintz, a director of the Company from the date of the Distribution, is President of Cleveland Mobile Tele Trak Company, Cleveland Mobile Radio Sales, Inc. and Ohio Mobile Tele Trak, Inc., companies providing telephone answering and radio communications services in Cleveland and Columbus. Mr. Mintz has held similar positions with the predecessors of these companies since 1967. Mr. Mintz is President of several other companies, and was President of Cleveland Mobile Cellular Telephone, Inc. before such Company was acquired by a merger with CCI's predecessor in 1985. Mr. Mintz is also a director of CCII, NTL and several privately owned companies.

EXECUTIVE OFFICERS OTHER THAN DIRECTORS

     Richard J. Lubasch, 50, has been the Company's Senior Vice
President-General Counsel and Secretary from the date of the Distribution. Mr. Lubasch is also Senior Vice President-General Counsel and Secretary of CCII and NTL, as well as Treasurer of CCII. Mr. Lubasch was Vice President, General Counsel and Secretary of CCI from July 1987 until the CCI Merger.

     Leigh Costikyan Wood, 39, has been the Company's Vice President-Operations from the date of the Distribution. She is also Senior Vice President of NTL and Chief Operating Officer of NTL's United Kingdom operations and Vice President-Operations at CCII. Ms. Wood was the Chief Executive Officer of CCI's Ohio and Michigan cellular telephone joint venture with AirTouch Communications, Inc. from April 1993 until the CCI Merger and Vice President-Operations of CCI from 1984 until the CCI Merger. Ms. Wood is a certified public accountant and holds an M.B.A. from New York University.

     Gregg Gorelick, 38, has been the Company's Vice President-Controller from the date of the Distribution. Mr. Gorelick is also Vice President-Controller of CCII and NTL. From 1981 to 1986 he was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Gorelick is a certified public accountant and was Vice President-Controller of CCI from 1986 until the CCI Merger.

     Stephen M. Shapiro, 51, is President of CCPR Services, Inc. ("Services"), the Company's Puerto Rico operating subsidiary, having served as its Senior Vice President-General Manager since 1993. In May 1995, Mr. Shapiro was appointed Senior Vice President-General Manager of the Company. From 1991 to 1993 he was Senior Vice President-General Manager of OCOM Corporation (the predecessor of
NTL).

     Jose J. Davila, 40, has been Vice President-Finance of Services since July 1992. In May 1995, Mr. Davila was appointed Vice President-Finance and Administration of the Company. From 1990 to 1992, he was Vice President for Financial Affairs of the Ana G. Mendez Foundation and from 1984 to 1990 held the positions of General Auditor and Vice President-Controller of Banco de Ponce, the second largest state bank in Puerto Rico at that time. From 1978 to 1984 he was employed by Peat, Marwick, Mitchell & Co.

     Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     During calendar 1996, nine meetings (including regularly scheduled and special meetings) of the Board of Directors were held. The Board of Directors has a Compensation and Option Committee and an Audit Committee. Messrs. Knafel, McCourtney and Mintz serve as members of the Board of Director's Compensation and Option Committee and Messrs. Mintz, Patricof and Potash serve as members of the Board of Director's Audit Committee. The Compensation and Option Committee reviews and makes recommendations regarding annual compensation for Company officers and the Audit Committee oversees the Company's financial reporting process on behalf of the Company's Board of Directors. During calendar 1996, the Compensation and Option Committee held two meetings and the Audit Committee held one meeting. No director during 1996 attended fewer than 80% of the meetings of the Board of Directors of the Company and committee meetings of which he was a member. There are no other committees of the Board of Directors. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and the committees. In addition, as of December 31, 1996, Messrs. Knafel, McCourtney, Mintz, Patricof and Potash have each been granted options to purchase an aggregate 40,323 shares of Common Stock at a weighted average price of $20.69 per share. Directors who are not officers are paid a fee of $250 for each Board meeting and each committee meeting that they attend.

                             EXECUTIVE COMPENSATION

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY

     The Compensation and Option Committee of the Board of Directors (the "Compensation Committee") has the responsibility for the design and implementation of the Company's executive compensation program. The Compensation Committee is composed entirely of independent non-employee directors.

     The Company's executive compensation program is designed to be closely linked to corporate performance and return to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a very significant portion of an executive's aggregate compensation to the appreciation in the Company's stock price. In addition, executive bonuses are linked to the achievement of operational goals and therefore relate to shareholder return. The overall objective of this strategy is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy and to link executive and shareholder interests through equity-based compensation, thereby seeking to enhance the Company's profitability and shareholder value.

     The Compensation Committee also recognizes that the cash portion of compensation for Messrs. Blumenthal, Knapp and Lubasch is small in light of their compensation from CCI (prior to August 15, 1996) and NTL (from August 15,
1996) (which is reimbursed to NTL by the Company based on a reasonable estimate of the time these executives spent on Company activity in the relevant period). The Compensation Committee believes that for such executives, stock-based compensation becomes even more significant.

     Each year the Compensation Committee conducts a review of the Company's executive compensation program to determine the appropriate level and forms of compensation. Such review permits an annual evaluation of the link between the Company's performance and its executive compensation.

     In assessing compensation levels for the executives, the Compensation Committee recognizes the fact that such executives have participated in the development of the Company (and its predecessors) from its earliest stages, and have produced significant consistent long-term value for stockholders of the Company (and its predecessors) over such period. In determining the annual compensation for the Chief Executive Officer, the Committee uses the same criteria as it does for the other named executives.

BASE SALARY AND BONUS

     In furtherance of the Company's incentive-oriented compensation goals set forth above, cash compensation (annual base salary and bonus) is supplemented by equity-based option grants. With respect to 1996, the annual rate of base salary for each of Messrs. Blumenthal and Knapp was $30,000, for Mr. Lubasch was $20,000, for Mr. Shapiro was $166,250 and for Mr. Davila was $120,000. With respect to 1996, the bonus paid to Mr. Shapiro was $113,200 and for Mr. Davila was $66,000. With respect to Messrs. Blumenthal, Knapp and Lubasch, 1996 bonuses have not yet been determined. The level of emphasis on bonus for Messrs. Shapiro and Davila reflects the Committee's view that a meaningful portion of such executives' cash compensation should be performance based and the Committee intends to continue to determine their bonuses in this light.

STOCK OPTIONS

     Under the Company's stock option plan, stock options were granted to the Company's executive officers during 1996. Information with respect to such option grants to the named executive officers is set forth in the table entitled "Option Grants in Last Fiscal Year."

     Stock options are designed to align the interests of executives with those of shareholders. The options generally are granted at an exercise price equal to the market price of the Common Stock on the date of grant and vest over a period of five years. Accordingly, the executives are provided additional incentive to create shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

     In determining individual options grants, the Compensation Committee takes into consideration the number of options previously granted to that individual, the amount of time and effort dedicated to the Company during the preceding year and expected commitment to the Company on a forward-looking basis. The Compensation Committee also strives to provide each option recipient with an appropriate incentive to increase shareholder value, taking into consideration their cash compensation levels.

     The Compensation Committee believes that the equity interests in the Company held by the named executive officers represent a significant incentive to increase overall shareholder value.

     In 1996, Messrs. Lubasch, Shapiro and Davila received options to purchase 20,000 shares, 50,000 shares and 20,000 shares, respectively, of Common Stock with an exercise price of $27.25 per share (the fair market value of the Common Stock on the date of the grant). Messrs. Blumenthal and Knapp did not receive any option grants in 1996. In 1997, Mr. Shapiro had an option to purchase 50,000 shares of Common Stock at an exercise price of $31.75 per share and an option to purchase 50,000 shares of Common Stock at an exercise price of $27.25 per share canceled and received an option to purchase 100,000 shares of Common Stock at an exercise price of $20.375 per share (the fair market value of the Common Stock on the date of grant). In 1997, Mr. Davila had an option to purchase 20,000 shares of Common Stock at an exercise price of $31.75 per share and an option to purchase 20,000 shares of Common Stock at an exercise price of $27.25 per share canceled and received an option to purchase 40,000 shares of Common Stock at an exercise price of $20.375 per share (the fair market value of the Common Stock on the date of grant). Messrs. Blumenthal, Knapp, Lubasch, Shapiro and Davila now own 24,173 shares, 9,298 shares, 3,282 shares, 3,150 shares and 30 shares, respectively, of Common Stock and hold options to purchase an additional 500,089 shares, 476,478 shares, 144,185 shares, 180,752 shares and 70,000 shares, respectively, of Common Stock.

COMPENSATION DEDUCTION CAP POLICY

     In 1996, the stockholders approved an amendment to the Company's stock option plan to, among other things, bring the plan into compliance with the requirements regarding non-deductibility of compensation in excess of $1 million under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Any compensation realized from the exercise of such stock options granted at fair market value as of the date of grant thus generally would be exempt from the deduction limitations under Section 162(m) of the Code. Other compensation, such as salary and bonus, is not expected to exceed $1 million per executive.

                     THE COMPENSATION AND OPTION COMMITTEE

                                Sidney R. Knafel
                                Ted H. McCourtney
                                Del Mintz

GENERAL

     The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three years ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE*

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                            ANNUAL COMPENSATION                   ----------
                                 ------------------------------------------         COMMON
                                                                  OTHER             STOCK
                                          SALARY     BONUS       ANNUAL           UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR      ($)        ($)     COMPENSATION($)(1)  OPTIONS(#) COMPENSATION($)(2)
-------------------------------  -----   --------   --------  ------------------  ---------- ------------------
George S. Blumenthal...........   1996     30,000      --         --               --              --
  Chairman, Chief Executive       1995     25,000     75,000      --               --              --
    Officer and Treasurer         1994     18,000      --         --              250,000          --

J. Barclay Knapp...............   1996     30,000      --         --               --              --
  President, Chief Operating      1995     25,000     50,000      --               --              --
    Officer and Chief Financial   1994     18,000      --         --              250,000          --
    Officer

Richard J. Lubasch.............   1996     20,000      --         --               20,000          --
  Senior Vice  President --       1995     16,000      --         --               20,000          --
    General Counsel and           1994     12,000      --         --               25,000          --
    Secretary

Stephen Shapiro................   1996    166,250    113,200      52,500(a)        50,000          2,000
  Senior Vice President --        1995    151,250    101,500      67,900(b)        50,000          2,000
    General Manager               1994    138,750     84,300      44,100(c)        40,000          2,000

Jose J. Davila.................   1996    120,000     66,000       7,600(d)        20,000          2,000
  Vice President -- Finance       1995    107,000     56,800      --               20,000          2,000
    and Administration            1994    103,750     49,300      --               15,000          2,000

---------------

* CCI provided management, financial and legal services to the Company until the CCI Merger. Amounts charged to the Company by CCI consisted of salaries and indirect costs allocated to the Company. For the years ended December 31, 1996, 1995 and 1994, CCI charged the Company approximately $429,000, $458,000 and $456,000, respectively. In August 1996, after the CCI Merger, NTL commenced providing management, financial and legal services to the Company. Amounts charged to the Company consist of salaries and direct costs allocated to the Company. In 1996, NTL charged the Company $207,000. It is not practicable to determine the amounts of these expenses that would have been incurred had the Company operated as an unaffiliated entity. However, in the opinion of management of the Company, the allocation method is reasonable. The named executives had received salaries from CCI and now receive salaries from NTL and spend portions of their time providing executive management to the Company.

(1) Other annual compensation reflects perquisites as follows:

    (a) housing allowance of $38,400 and car allowance of $14,100.

    (b) housing allowance of $38,400, car allowance of $11,500 and tax equalization of $18,000.

    (c) housing allowance of $36,200 and car allowance of $7,900.

    (d) car allowance of $7,600.

(2) All other compensation reflects the Company's match to the defined contribution plan.

OPTION GRANTS TABLE

     The following table provides information on stock option grants during 1996 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                               VALUE
                                                   INDIVIDUAL GRANTS                  AT ASSUMED ANNUAL RATES
                                      --------------------------------------------               OF
                                      NUMBER OF  % OF TOTAL                           STOCK PRICE APPRECIATION
                                      SECURITIES  OPTIONS                                       FOR
                                      UNDERLYING GRANTED TO  EXERCISE                      OPTION TERM(2)
                                       OPTIONS   EMPLOYEES   OR BASE                  ------------------------
                                       GRANTED   IN FISCAL    PRICE     EXPIRATION     5%($)           10%($)
NAME                                   (#)(1)       YEAR     ($/SHARE)     DATE        $44.39          $70.69
------------------------------------- ---------  ----------  --------   ----------    --------        --------
George S. Blumenthal.................    --         --         --          --            --               --
J. Barclay Knapp.....................    --         --         --          --            --               --
Richard J. Lubasch...................   20,000       7.97%     27.25     03/25/06      342,805          868,730
Stephen Shapiro......................   50,000      19.92      27.25     03/25/06      857,013        2,171,825
Jose J. Davila.......................   20,000       7.97      27.25     03/25/06      342,805          868,730

---------------

(1) All options were granted on March 26, 1996 at an exercise price equal to the closing price of the Common Stock on The Nasdaq Stock Market's National Market ("NNM") on such date; 20% were exercisable upon issuance, 20% became exercisable on January 1, 1997 and an additional 20% will become exercisable on each of January 1, 1998, 1999 and 2000. Upon a change of control of the Company all unvested options become fully vested and exercisable.

(2) The amounts shown in these columns are the potential realizable value of options granted at assumed rates of stock price appreciation (5% and 10%) specified by the SEC, and have not been discounted to reflect the present value of such amounts. The assumed rates of stock price appreciation are not intended to forecast the future appreciation of the Common Stock.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table presents the value at December 31, 1996 of unexercised in-the-money options held by each of the named executive officers. None of the named executive officers exercised options during 1996.

                         FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES       VALUE OF
                                                            UNDERLYING       UNEXERCISED IN-THE-
                                                       UNEXERCISED OPTIONS    MONEY OPTIONS AT
                                                          AT FY-END (#)          FY-END ($)*
                                                         EXERCISABLE (E)/     EXERCISABLE (E)/
NAME                                                    UNEXERCISABLE (U)     UNEXERCISABLE (U)
------------------------------------------------------ --------------------  -------------------
George S. Blumenthal..................................        245,089(E)            2,999,699(E)
                                                                5,000(U)               10,625(U)
J. Barclay Knapp......................................        221,478(E)            2,538,687(E)
                                                                5,000(U)               10,625(U)
Richard J. Lubasch....................................         78,095(E)              781,655(E)
                                                                1,090(U)                3,824(U)
Stephen Shapiro.......................................         34,752(E)              254,810(E)
                                                                6,000(U)               12,750(U)
Jose J. Davila........................................         12,000(E)               25,500(E)
                                                                3,000(U)                6,375(U)

---------------

(*) Based on the closing price on the NNM on December 31, 1996 of $19.75.

PERFORMANCE GRAPH

     The following graph compares the cumulative return on the Company's Common Stock with The Nasdaq Stock Market (U.S.) Index (the "Nasdaq (U.S.) Index"), the Center for Research in Security Prices Index of Nasdaq Telecommunications Stocks (the "CRSP Index") and the Peer Group Index. In the Company's view, the Peer Group Index, which includes AirTouch Communications, Inc., Centennial Cellular Corp., United States Cellular Corporation, Rogers Cantel Mobile Communications, Inc., Vanguard Cellular Systems, Inc., PriCellular Corporation and Palmer Wireless, Inc., provides a better representation of the performance of cellular companies over the required period than the broader based CRSP Index.

     The graph assumes that $100 was invested at the time of the Company's initial public offering on February 28, 1992 in each of the Company's Common Stock, the Peer Group Index, the CRSP Index and the Nasdaq (U.S.) Index.

           COMPARISON OF CORECOMM INCORPORATED, THE PEER GROUP INDEX,
                   THE CRSP INDEX AND THE NASDAQ (U.S.) INDEX

     MEASUREMENT PERIOD           CORECOMM      THE PEER GROUP                    NASDAQ (U.S.)
   (FISCAL YEAR COVERED)        INCORPORATED        INDEX          CRSP INDEX         INDEX
2/28/92                             100              100              100              100
12/31/92                             95               86              113              108
12/31/93                            148              104              175              123
12/31/94                            220              119              146              121
12/31/95                            183              115              191              171
12/31/96                            130              100              196              210

---------------

NOTE: Stock price performance shown above for the Company's Common Stock is historical and not necessarily indicative of future price performance.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                    (ITEM 2)

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 1997.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The ratification of the selection of Ernst & Young LLP as the Company's independent auditors for 1997 will require the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                               SUCH RATIFICATION

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting must be received by the Company at the address set forth on the first page of this Proxy Statement on or before December 29, 1997 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any others matters should properly come before the Annual Meeting, or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                         By order of the Board of Directors,

                                             Richard J. Lubasch
                                                 Secretary
New York, New York
April 28, 1997

       CORECOMM INCORPORATED, 110 EAST 59TH STREET, NEW YORK, N.Y. 10022
PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON JUNE 3,
                                      1997

    The undersigned hereby appoints George S. Blumenthal, J. Barclay Knapp and Richard J. Lubasch, and each of them, with full power of substitution, proxies that represent the undersigned at the Annual Meeting of Stockholders of CoreComm Incorporated (the "Company") to be held on June 3, 1997 at 10:45 a.m., local time, at The Helmsley Park Lane Hotel, The Ballroom Suite, located at 36 Central Park South, New York, New York 10019, and at any adjournment or postponement thereof and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present. The Board of Directors recommends that you vote FOR the following proposals.

1.  Election of Directors:    Nominees: George S. Blumenthal and J. Barclay
    Knapp.

[ ] VOTE FOR both nominees listed, except as marked to the contrary above.       [ ] VOTE WITHHELD from both
    (To withhold your votes for either nominee strike a line through the         nominees.
    nominee's name above.)

2. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997.

                          [ ] FOR                    [ ] AGAINST                       [ ] ABSTAIN

                     (Please date and sign on reverse side and return promptly.)

(Continued from other side)

3. In their discretion, to act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE HEREOF. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PERSON NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                          Signature

                                             Dated , 1997

                                             In case of joint owners, each joint
                                             owner must sign. If signing for a
                                             corporation or partnership or as
                                             agent, attorney or fiduciary,
                                             indicate the capacity in which you
                                             are signing.

        PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD
                      AND RETURN IN THE ENCLOSED ENVELOPE.